Exhibit 1

JOINT FILING AGREEMENT
This joint filing agreement (this “Agreement”) is made and entered into as of this 16th day of February, 2021, by and among Trasimene Capital FT, LP II, Trasimene Capital FT, LLC II and William P. Foley, II.

The parties to this Agreement hereby acknowledge and agree that the foregoing statement on Schedule 13G in respect of the shares of Class A Common Stock, $0.0001 par value per share, of Foley Trasimene Acquisition Corp. II (to which this Agreement is an exhibit) is filed on behalf of each of the parties to this Agreement and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The parties to this Agreement acknowledge that each shall be responsible for the timely filing of the Schedule 13G and any such amendments thereto, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the other persons making the filing, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

TRASIMENE CAPITAL FT, LP II

By:	/s/ Michael L. Gravelle
Michael L. Gravelle, Attorney-in-Fact (1)

TRASIMENE CAPITAL FT, LLC II
By:	/s/ Michael L. Gravelle
Michael L. Gravelle, Attorney-in-Fact (2)

WILLIAM P. FOLEY, II
By:	/s/ Michael L. Gravelle
Michael L. Gravelle, Attorney-in-Fact (3)

(1) Michael L. Gravelle is signing on behalf of Trasimene Capital FT, LP II pursuant to power of attorney letter dated August 18, 2020 which was previously filed with the Commission as Exhibit 24.1 to a Form 3 filed by Trasimene Capital FT, LP II, Trasimene Capital FT, LLC II and William P. Foley, II on August 18, 2020 (SEC File No. 001-39456).

(2) Michael L. Gravelle is signing on behalf of Trasimene Capital FT, LLC II pursuant to power of attorney letter dated August 18, 2020 which was previously filed with the Commission as Exhibit 24.1 to a Form 3 filed by Trasimene Capital FT, LP II, Trasimene Capital FT, LLC II and William P. Foley, II on August 18, 2020 (SEC File No. 001-39456).

(3) Michael L. Gravelle is signing on behalf of William P. Foley, II pursuant to power of attorney letter dated August 18, 2020 which was previously filed with the Commission as Exhibit 24.1 to a Form 3 filed by Trasimene Capital FT, LP II, Trasimene Capital FT, LLC II and William P. Foley, II on August 18, 2020 (SEC File No. 001-39456).